UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2024

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Industrial Row Dr. Troy, MI	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2024, Agrify Corporation (the “Company”) entered into a placement agency agreement (the “Agency Agreement”) with Alexander Capital, LP as placement agent (the “Placement Agent”), pursuant to which the Company agreed to issue and sell an aggregate of 2,760,000 shares of its common stock, and, in lieu of common stock to certain investors that so chose, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 3,963,684 shares of its common stock (the “Offering”). The public offering price for each share of common stock is $0.38, and the offering price for each Pre-Funded Warrant is $0.379, which equals the public offering price per share of the common stock, less the $0.001 per share exercise price of each Pre-Funded Warrant. The Offering was made pursuant to a registration statement on Form S-1 (File No. 333-276724) that was filed by the Company with the Securities and Exchange Commission (“SEC”) on January 26, 2024 and declared effective by the SEC on February 14, 2024. Raymond Chang, the Chairman and Chief Executive Officer of the Company, participated in the offering on the same terms as other investors.

The Pre-Funded Warrants are exercisable at any time. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or such other percentage, up to 9.99%, as may be required by the investor) of the number of shares of common stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage, but not in excess of 9.99%, by providing at least 61 days’ prior notice to the Company.

Pursuant to the terms of the Agency Agreement, the Company will pay the Placement Agent a cash transaction fee equal to 7.0% of the aggregate gross proceeds to us from the sale of the securities in the Offering. In addition, the Company will reimburse the Placement Agent for a certain amount of its accountable expenses, including the fees and disbursements of the Placement Agent’s counsel, not to exceed $100,000 in the aggregate. Additionally, at closing the Company will issue to the Placement Agent common stock purchase warrants (the “Placement Agent Warrants”) covering a number of securities equal to one percent (1.0%) of the total number of securities being sold and/or issued in the Offering. The Placement Agent Warrants will be non-exercisable for one hundred eighty (180) days beginning on the date of commencement of sales of the securities being offered in this offering. Following this one hundred eighty (180) day period, the Placement Agent Warrants will be exercisable until the fifth (5th) year anniversary of commencement of sales of the securities being offering in this offering. The Placement Agent Warrants will be exercisable at a price per share of $0.38, which is equal to 100% of the price of the securities paid by the purchasers in connection with this offering. The Placement Agent Warrants will not be redeemable. The Placement Agent Warrants (and the underlying securities) may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent Warrants (or the underlying securities) for a period of one hundred eighty (180) days beginning on the date of commencement of sales of the securities being offered in the offering. The Placement Agent Warrants, however, may be assigned, in whole or in part, to any successor, officer or member of the Placement Agent (or to officers or partners of any such successor or member) pursuant to FINRA Rule 5110(e)(2). There are no registration rights associated with the Placement Agent Warrants. Additionally, the Company granted a six-month right of first refusal for certain financings to the Placement Agent.

The Company estimates that the net proceeds from the Offering will be approximately $2.2 million, after deducting estimated Placement Agent fees and commissions and estimated expenses. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, which may include capital expenditures and repayment of debt. The Company expects the Offering to close on February 28, 2024, subject to customary closing conditions.

The Agency Agreement, the form of Pre-Funded Warrant, and the form of Placement Agent Warrant are filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the foregoing descriptions of the terms of the Agency Agreement, the form of Pre-Funded Warrant, and the form of Placement Agent Warrant are qualified in their entirety by reference to such exhibits.

The Agency Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Agency Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and is not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to such agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 8.01 Other Events.

On February 28, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description

1.1	Placement Agency Agreement between the Company and Alexander Capital, LP, dated February 27, 2024

4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.21 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 8, 2024).

4.2	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.22 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 14, 2024).

99.1*	Press Release of the Company dated February 28, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: February 28, 2024	By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer

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